Exhibit 10.13

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Dated 10 June 2005

(1) SCYNEXIS, Inc.

- and -

(2) C-CHEM AG

Agreement for the Assignment of Patents and Know How

concerning Cyclosporin Derivatives

THIS AGREEMENT is made the 10th day of June 2005

BETWEEN:-

(1)	SCYNEXIS, Inc., a corporation incorporated under the laws of Delaware having its principal place of business at 3501C Tricenter Boulevard, Durham, North Carolina, 27713, United States of America (“Scynexis”); and

(2)	C-CHEM AG, a company incorporated under the laws of Switzerland having its principal place of business at Bundesplatz 12, CH-6300 Zug, Switzerland (“C-CHEM”).

BACKGROUND:-

(A)	C-CHEM has developed or acquired inventions and know-how concerning cyclosporine derivatives, and owns certain patents relating to such inventions.

(B)	C-CHEM and Scynexis entered into an Option Agreement dated 17 February 2004 under which C-CHEM granted Scynexis an option to obtain an assignment of the entire right, title and interest in such inventions, know-how and patents (the “Option Agreement”).

(C)	Pursuant to the Option Agreement, C-CHEM is willing to assign and Scynexis wishes to receive such assignment of C-CHEM’s inventions, know-how, and patents concerning cyclosporin derivatives in accordance with and subject to the provisions of this Agreement.

THE PARTIES AGREE AS FOLLOWS:-

1.	Definitions

In this Agreement the following words and expressions shall have the following meanings:-

1.1.	“Affiliate”	means any company or other legal entity which, now or hereafter, directly or indirectly, owns or controls, is owned or controlled by or is under common ownership or control with a party to this Agreement. In the case of legal entities having stock and/or shares, ownership or control shall exist through the direct or indirect ownership and/or control of more than fifty percent of the voting stock or shares. In the case of any other legal entity, ownership and/or control shall exist through the ability to directly or indirectly control the management and/or business of the legal entity;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.2.	“Ancillary Rights”	any copyrights, design rights, database rights and/or similar rights that subsist in the Documentation;

1.3.	“Assignment”	the patent assignment to be executed by C-CHEM and Scynexis on the Commencement Date;

1.4.	“Commencement Date”	the date of this Agreement as written at the start of this Agreement;

1.5.	“Compound”	means a Compound [*] or a Compound [*];

1.6.	“Compound [*]”	any compound, whose manufacture, sale or use falls within the scope of a Valid Claim of [*]. Included are any and all compounds [*];

1.7.	“Compound [*]”	any compound, whose manufacture, sale or use falls within the scope of a Valid Claim of [*]. Included are any and all compounds, [*];

1.8.	“Documentation”	the documents and files (whether in paper, electronic or other form) (1) in the possession or control of C-CHEM containing the Know How and/or (2) contained in the prosecution files for the Patents and any original title documents relating to the Patents including the original patent office filing receipts, original renewal certificates;

1.9.	“Holding Party”	the party that under the provisions of Clauses 14.1 and 14.2, does not own the Confidential Material concerned;

1.10.	“Information”	data, results, know-how, show-how, software, algorithms, inventions, designs, trade secrets, plans, forecasts, analyses, evaluations, research, technical information, concepts, techniques, processes, business information, financial information, business plans, strategies, customer lists, marketing plans, or other information whether oral, in writing, in electronic form or in any other form;

1.11.	“Inventions”	the inventions described in the Patents:

1.12.	“Inventors”	[*];

1.13.	“Know How”	the Information in the possession of and/or controlled by C-CHEM that was disclosed to Scynexis as part of Scynexis’ due diligence process in the year 2004, which Information is described in Schedule 2.

1.14.	“Licensee”	any third party to whom Scynexis has granted a licence

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

under the Patents;

1.15.	“Net Sales Value”	the gross amount invoiced by or on behalf of Scynexis and any sublicensee for Product sold to third parties other than Licensees, less the following deductions, determined in accordance with Scynexis’ standard accounting methods:

		(i)	trade and quantity discounts;

		(ii)	amounts repaid or credited by reasons of defects, rejection recalls, returns, shortages, rebates and allowances of goods or because of retroactive price reductions;

		(iii)	chargebacks and other amounts paid on sale or dispensing of such Product, including sales commissions paid to distributors and/or selling agents;

		(iv)	amounts payable resulting from governmental (or agency thereof) mandated rebate programes;

		(v)	third-party cash rebates and chargebacks related to sales of the finished Product;

		(vi)	tariffs, duties, excise, sales, value-added and other taxes;

		(vii)	retroactive price reductions allowed or granted;

		(viii)	cash discounts for timely payment;

		(ix)	delayed ship order credits;

		(x)	discounts pursuant to indigent patient programs and patient discount programs, including, without limitation, “Together Rx” and coupon discounts;

		(xi)	freight, postage and insurance charges;

		(xii)	any other amounts included in the Product’s gross invoice that should be credited for reasons substantially equivalent to those listed above;

1.16.	“Owning Party”	the party that owns the Confidential Material concerned as specified in Clauses 14.1 and 14.2;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.17.	“Patents”	means:

		(a)	the patents and patent applications listed in Schedule 1 as LÜCH-1 and E11-1,

		(b)	any and all foreign counterparts, and any patents and patent applications anywhere in the world claiming, or entitled to claim, priority from any of the patents and patent applications listed in Schedule 1, and any patents issued or issuing on any of such applications,

		(c)	any provisional and non-provisional applications anywhere in the world, including certificates of invention and applications for certificates of invention, claiming Inventions and any patents issued or issuing on any such applications,

		(d)	any continuations, divisions, continuations-in-part, re-examinations, renewals, supplementary protection certificates, patents of addition, utility models of any of the foregoing and any patents issued or issuing thereon, and

		(e)	any reissues and extensions of any of the foregoing;

1.18.	“Personnel”	means in respect of a party, its officers, employees, consultants, agents, representatives, contractors and advisors;

1.19.	“Products”	means any product containing a Compound;

1.20.	“Quarter”	the quarterly periods ending 31 March, 30 June, 30 September and 31 December; and

1.21.	“Valid Claim”	any claim contained in a subsisting granted Patent that has not been held invalid or unenforceable by a final decision of a court or other government agency of competent jurisdiction that is unappealable or has not been appealed within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through reissue disclaimer or otherwise.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.	Patents

2.1.	On the Commencement Date, C-CHEM shall assign to Scynexis all right, title and interest in the Patents by executing an assignment of the Patents in the form set out in Schedule 3.

2.2.	C-CHEM shall at the request of Scynexis promptly do all acts and execute all documents as may be necessary or desirable to vest in Scynexis all right, title and interest in the Patents and to record Scynexis as the proprietor of the Patents in any country.

2.3	C-CHEM shall at the request of Scynexis agree in good faith a fair, reasonable and appropriate apportionment of the consideration payable under this Agreement in respect of the assignment of each Patent.

2.4.	C-CHEM will perform the assignment of the Patents, i.e. communicate with the corresponding patent attorneys and patent offices, collect the necessary documents and signatures and bear all arising internal costs, and Scynexis will bear all external costs, i.e. fees from external patent attorneys and patent offices.

2.5.	C-CHEM shall not and shall procure that its Affiliates and Personnel shall not, challenge, oppose or otherwise dispute (or directly or indirectly assist any third party to challenge, oppose or otherwise dispute) the ownership, validity and/or scope of any of the Patents.

3.	Know How and Documentation

3.1.	With effect from the Commencement Date, C-CHEM assigns to Scynexis all right, title and interest in the Know How. Scynexis and its Personnel shall have the full unfettered and exclusive worldwide right to disclose and use the Know How for any purpose whatsoever.

3.2.	Within 15 days of the Commencement Date, C-CHEM shall transfer and deliver to Scynexis in good order the Documentation.

3.3.	With effect from the Commencement Date, all right, title and interest in the Documentation and the Ancillary Rights shall vest in Scynexis. C-CHEM shall at the request of Scynexis promptly do all acts and execute all documents as may be necessary or desirable to vest in Scynexis all right, title and interest in the Documentation and the Ancillary Rights.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.	Non-Exclusive Licence Grant

In the event the development, making, having made, use, or sale of Products by Scynexis, its Affiliates or Licensees would infringe any other intellectual property which C-CHEM owns at the Commencement Date or has the rights to license (other than the Patents, Know How, Documentation and Ancillary Rights), C-CHEM hereby grants to Scynexis, a non-exclusive, world-wide, royalty-free, sub-licensable license under such other intellectual property solely for Scynexis, and its Affiliates and Licensees to develop, make, have made, use and sell Products.

5.	Technology Transfer

5.1.	C-CHEM shall respond promptly to reasonable enquiries made by Scynexis in respect of the Patents and the Know How provided that C-CHEM shall not be required to carry out any further research or experiment, in order to respond to any such enquiry.

5.2.	C-CHEM shall procure that Personnel of C-CHEM and/or its Affiliates who have knowledge of the Patents and the Know How are available for telephone discussions, and meetings with Scynexis at the C-CHEM facilities, and facilitate to its best efforts meetings with the Inventors and with C-CHEM’s patent counsel, as and when reasonably required by Scynexis.

5.3.	C-CHEM shall as and when reasonably requested by Scynexis, provide copies of any documents or files in the possession or control of C-CHEM or its Affiliates that may reasonably assist Scynexis with its understanding of the Patents and the Know How provided that C-CHEM shall not be required to provide copies of any documents or files in breach of a duty of confidence owed to a third party.

6.	Payments

6.1.	In consideration of the assignment and transfer of the Patents, the Know How, the Documentation and the Ancillary Rights and subject to the provisions of this Clause 6, Scynexis shall pay to C-CHEM the following amounts, such amounts to be non refundable and non creditable against any subsequent payments due under this Agreement;

6.1.1.	the sum of three hundred thousand United States dollars (US 300,000) within [*] after the Commencement Date; and

6.1.2.	the following milestone payments which shall be paid within [*] after the date that the milestone is obtained:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

	Milestone	Milestone Payment

1.	[*]	Two hundred thousand United States dollars (US $200,000).

2.	[*]	[*] United States dollars (US $[*]).

3.	[*]	[*] United States dollars (US $[*]).

and

6.1.3.	a royalty of [*] of the Net Sales Value of all Products as defined in 1.19 sold by Scynexis or any Affiliate of Scynexis that fall within the scope of one or more Valid Claims in the country in which the sale took place; and

6.1.4.	a royalty of [*] of the Net Sales Value of all Products as defined in 1.19 sold by a Licensee that fall within the scope of one or more Valid Claims in the country in which the sale took place.

6.2.	In no circumstances shall Scynexis be required to pay C-CHEM a royalty in respect of a Product under both Clauses 6.1.3 and 6.1.4.

6.3.	If a compulsory license is granted to a third party with respect to a Product in any country with a royalty rate lower than the royalty rate provided in Clause 6.1.4 then:

6.3.1	the royalty rate to be paid to C-CHEM in respect of sales [*] in that country shall be [*]; and

6.3.2	the royalty rate in respect of sales of Products [*] in such country shall be [*].

6.4.	If laws, rules or regulations require withholding of taxes imposed upon the payments set forth in this Agreement, [*] such withholding payments from the payments due to C-CHEM set forth in this Clause 6. C-CHEM shall execute any documentation reasonably necessary to allow Scynexis to reduce or eliminate any such withholding taxes.

6.5.	No royalties shall be payable under the Agreement on the sale or transfer among Scynexis, its Affiliates or Licensees, but in such cases the royalty shall be due and calculated upon Scynexis’ or its Affiliate’s or Licensee’s Net Sales Value to the first independent third party.

6.6.	No royalties shall be payable under this Agreement on the disposition of Products by Scynexis, its Affiliates and Licensees as samples (promotional or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.7.	The royalties described in Clauses 6.1.3. and 6.1.4. shall be reduced if and to the extent Scynexis can demonstrate to C-CHEM that Scynexis or its Affiliates or Licensees or distributors have not been able to actually collect royalties despite having undertaken commercially reasonable enforcement activities.

6.8.	In the event the Product is sold in a finished dosage form containing the Product in combination with one or more other active ingredients (a “Combination Product”), the Net Sales Value of the Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales Value (as defined above) of the Combination Product by the fraction, A/(A+B) where A is [*] in the particular country of the Product when sold separately in finished form and B is the [*] in that country of the other product(s) sold separately in finished form. In the event that such average sale price cannot be determined for both the Product and the other product(s) in combination, the Net Sales Value for purposes of determining royalty payments shall be agreed by the parties based on the relative value contributed by each component.

7.	Payment Terms

7.1.	Starting from when the first Product is put on the market for commercial sale in a country covered by a Patent then in force, within [*] of the end of each subsequent Quarter, Scynexis shall;

7.1.1.	provide C-CHEM with a royalty statement for that Quarter setting out the royalties payable in respect of sales of Products made during that Quarter under Clause 6; and

7.1.2.	pay the sums due to C-CHEM as set forth in such royalty statement.

7.2.	All sums payable under this Agreement shall be paid in US Dollars by direct transfer to C-CHEM’s bank account, details of which C-CHEM shall notify to Scynexis as and when necessary.

7.3.	If Products are sold or supplied by Scynexis, its Affiliates and/or Licensees in a currency other than US Dollars, the royalties payable in respect of such sales under this Agreement shall be first determined in the currency of invoice and then converted into US Dollars at the average daily open market currency rate as quoted in the Wall Street Journal for the Quarter in which such sales took place.

7.4.	If Scynexis fails to pay any sum due under this Agreement in full by the due date for payment then C-CHEM may, without prejudice to any other right or remedy available to C-CHEM, charge interest on any outstanding amount on a daily basis at a rate equivalent to the London Inter-Bank Offer Rate (6 months) [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.	Records and Audits

8.1.	Scynexis shall keep at its normal place of business records and books of account showing the quantity, description and value of all Products sold by Scynexis and its Affiliates in each country for a period of [*] after the sale took place.

8.2.	Scynexis shall make its records and books of account available for inspection during normal business hours by an independent professional accountant appointed by C-CHEM for the purpose of verifying the accuracy of any royalty-statement provided by Scynexis to C-CHEM pursuant to Clause 7.1 in the previous [*] provided that the accountant enters into a binding confidentiality agreement with Scynexis in the form reasonably requested by Scynexis.

8.3.	C-CHEM shall be entitled to have inspections carried out pursuant to Clause 8.2 [*] on giving Scynexis [*] written notice prior to each inspection.

8.4.	C-CHEM shall bear the cost of carrying out the inspections referred to in Clause 8.3 unless there is a shortfall of more than [*] in any royalty statement provided by Scynexis, in which case Scynexis shall promptly pay to C-CHEM the accountants’ reasonable fees for making the relevant inspection.

9.	Representations and Warranties

9.1.	Each party represents and warrants to the other that it has the legal right and power to enter into this Agreement and to fully perform its obligations hereunder.

9.2.	C-CHEM represents and warrants to Scynexis that as of the Commencement Date:

9.2.1.	the Patents set out in Schedule 1 exist and, to the best of C-CHEM’s knowledge, are not invalid or unenforceable in whole or in part;

9.2.2.	to the best of C-CHEM’s knowledge, the Inventors have not assigned the Inventions or any rights relating thereto, to any employer, former employer or other entity, and have not entered into any obligation to assign the Inventions or any rights relating thereto, to any employer, former employer or other entity;

9.2.3.	C-CHEM has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Patents, Inventions or the Know How, and C-CHEM has not granted any license, waiver, non-assertion undertakings, options or other rights relating to the Patents, the Inventions or the Know How nor is it under any obligation to do so;

9.2.4.

C-CHEM is the sole and exclusive owner of the Patents, the Inventions and the Know How, all of which are free and clear of any liens, charges and encumbrances, and no other person, corporation or other private entity or governmental entity or subdivision thereof has, or to the best of C-CHEM’s

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

knowledge, will have any claim of ownership or any rights with respect to the Patents and the Know How;

9.2.5.	to the best of C-CHEM’s knowledge, the practice of the Inventions disclosed in the Patents and Know How does not interfere with or infringe any intellectual property rights owned or possessed by any third party [*];

9.2.6.	there are no notices of infringement against C-CHEM, or claims, judgments or settlements against or owned by C-CHEM, or pending or threatened claims or litigation, relating to the Patents, Inventions or Know How;

9.2.7.	to the best of C-CHEM’s knowledge, there are presently no third parties which are infringing the Patents;

9.2.8.	Schedule 1 lists all of the Patents in existence at the Commencement Date;

9.2.9.	all payments due in respect of the prosecution, maintenance and renewal of the Patents have been paid in full;

9.2.10.	C-CHEM does not have in its possession or control any compounds relating to Invention;

9.2.11.	C-CHEM has disclosed to Scynexis all reasonably relevant information concerning the Patents and Know How;

9.2.12.	C-CHEM does not own, or have a license or right to use, any intellectual property relating to cyclosporin or cyclosporin derivatives, other than the Patents and Know-How;

9.2.13.	attached hereto as Schedule 4 is a true, valid and complete copy of a resolution of the Board of Directors of C-CHEM, signed by Dr. Daniel Zimmermann, the sole Director of C-CHEM, approving this Agreement and the transaction described herein;

9.2.14.	attached hereto as Schedule 5 is a true, valid and complete copy of a Shareholder resolution of C-CHEM, signed by Dr. Daniel Zimmermann, the sole shareholder of C-CHEM, approving this Agreement and the transaction described herein;

9.2.15.	attached hereto as Schedule 6 is a true and complete copy of an extract of the Companies’ Register (Handelsregister) of C-CHEM setting forth the company details of C-CHEM;

9.2.16.	the [*] in accordance with its terms [*] described therein, and that [*] does not now have, and will not have in the future, any assignment, license, waiver, non-assertion, option or other right relating to the Patents, the Inventions or the Know How:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.2.17.	the [*], had the sole purpose to discuss possible collaborative strategies. No confidential information, documents or samples were [*]; and

9.2.18.	C-CHEM has not granted, pursuant to the [*], or any other agreement, commitment or undertaking; any assignment, license, waiver, non-assertion, option or other right relating to the Patents, the Inventions or the Know How to bioLeads, nor is it under any obligation to do so in the future.

9.3.	In respect of Clause 9.2 above, Scynexis confirms that [*].

9.4.	The parties acknowledge that C-CHEM will be responsible for paying to the Inventors and any other third parties any compensation that the Inventors or such third parties shall be owed in connection with making, conceiving, or developing the Inventions, Patents, and Know-How and that Scynexis shall not have any responsibility therefor. Should the Inventors or any third party claim they are entitled to such compensation, Scynexis shall be entitled to pay over any compensation due to C-CHEM pursuant to Clause 6 hereof into an escrow account maintained at a reputable bank or law firm, pending resolution of such claims.

10.	Limitation of Liability and Indemnity

10.1. Scynexis shall assume all risks associated with the research, development, manufacture, use and supply of the Compounds and/or Products by Scynexis and its Affiliates and Licensees and shall be responsible for all third party claims relating to such Compounds and/or Products including, but not limited to claims based on product liability laws. Scynexis shall fully indemnify, and at all times keep C-CHEM, its Affiliates and their Personnel fully indemnified, against any and all liability, damages, claims, proceedings and/or expenses (including legal expenses and expert’s fees) arising out of or in connection with:-

10.1.1.	any research, development, manufacture, use, distribution or supply of the Compounds and/or the Products by Scynexis or its Affiliates or Licensees; and/or

10.1.2.	any possession or use by a third party of the Compounds and/or the Products manufactured and/or supplied by or on behalf of Scynexis, or its Affiliates or Licensees; and/or

10.1.3.	a breach of any of the warranties and representations given by Scynexis, pursuant to Clause 9.1.

10.2.	C-CHEM shall fully indemnify and at all times keep Scynexis, its Affiliates and their Personnel fully indemnified, against any and all liability, damages, claims, proceedings, expenses (including legal expenses and expert’s fees) arising out of or in connection:

10.2.1.	with a breach of any of the warranties and representations given by C-CHEM pursuant to Clauses 9.1 and 9.2 and/or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.2.2.	with any claims of the Inventors or any other third parties for any compensation that the Inventors or such third parties claim they are owed in connection with making, conceiving, or developing the Inventions, Patents, and Know-How.

However, in no event shall [*] arising out of or in connection with this Agreement [*].

10.3. Where in this Agreement a party (the “Party Giving the Indemnity”) gives an indemnity to the other party (the “Party Receiving the Indemnity”), such indemnity shall be subject to the following conditions:-

10.3.1.	the Party Receiving the Indemnity shall notify the Party Giving the Indemnity of any claim or action covered by the relevant indemnity (a “Claim”) within [*] of becoming aware of the Claim;

10.3.2.	the Claim does not arise as a consequence of any breach of this Agreement by the Party Receiving the Indemnity and/or from any negligence or misconduct by the Party Receiving the Indemnity;

10.3.3.	the Party Giving the Indemnity is given sole conduct of the defence and settlement of any Claim;

10.3.4.	the Party Receiving the Indemnity does not at any time prejudice the defence of the Claim; and

10.3.5.	the Party Receiving the Indemnity provides the Party Giving the Indemnity (at the cost of the Party Giving the Indemnity) with such assistance, documents, authority and information as the Party Giving the Indemnity may reasonably require in relation to the Claim and the defence or settlement of the Claim.

10.4.	Neither party shall be liable for any punitive, special, consequential or indirect loss or damage arising out of this Agreement or any breach of it.

10.5.	In addition to the indemnification remedy described above, in the event that Scynexis is determined by a court, government agency, arbitrator or other body to be liable for any payments to the Inventors or any third party for compensation in connection with the Inventions, Patents, and Know-How, Scynexis will be entitled to withhold a corresponding amount from any pending or future payments due to C-CHEM by Scynexis pursuant to Clause 6 hereof.

11.	Infringements

11.1.	C-CHEM shall promptly notify Scynexis with such details as it has in its possession of any infringements of the Patents as and when it becomes aware of such infringement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.2.	C-CHEM shall provide Scynexis with such assistance as Scynexis may reasonably request in connection with any proceedings against infringers of the Patents. Scynexis shall reimburse all C-CHEM’s reasonable out-of-pocket expenses of providing such assistance, supported by the appropriate proof of payment.

12.	Maintenance of the Patents

12.1.	Subject to this Clause 12, Scynexis shall maintain the Patents in force until the end of their lifetime.

12.2.	If Scynexis does not wish to continue to pay the renewal fees or other fees in respect of a Patent, then Scynexis shall promptly notify C-CHEM of this intention at least [*] before the corresponding action must be taken.

12.3.	If C-CHEM notifies Scynexis that it wishes to acquire the Patent notified to C-CHEM pursuant to Clause 12.2 then Scynexis shall promptly assign to C-CHEM all of Scynexis’ right, title and interest in the Patent and C-CHEM shall grant to Scynexis a non-exclusive licence (together with the right to grant sub-licences) under the Patent to research, develop, manufacture, import, market, use, sell and supply products and to perform any other act that would infringe the Patent were it not for this licence. This license shall be [*].

12.4.	C-CHEM shall provide Scynexis with such assistance as Scynexis may reasonably request in connection with any proceedings where the validity of the Patents is at issue. Scynexis shall reimburse all of C-CHEM’s reasonable out-of-pocket expenses of providing such assistance, supported by the appropriate proof of payment.

13.	Exploitation

Scynexis shall undertake reasonable commercial efforts to develop and commercialise a Product having regard to the size and profitability of the potential market for the Product, the risks associated with the development of the Product and any adverse factors that may become apparent during the development of the Product.

14.	Confidential Material

14.1.	In this Agreement, “Confidential Material” owned by Scynexis shall, subject to Clause 14.3, mean the Know How and all Information disclosed by Scynexis or any of its Affiliates to C-CHEM or any of its Affiliates on or after the Commencement Date.

14.2.	In this Agreement, “Confidential Material” owned by C-CHEM shall, subject to Clause 14.3, mean all Information disclosed by C-CHEM or any of its Affiliates to Scynexis or any of its Affiliates on or after the Commencement Date excluding the Know How.

14.3.	In this Agreement, “Confidential Material” shall not include any information or materials which the Holding Party can prove:-

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.3.1.	is or becomes public knowledge through no improper conduct on the part of the Holding Party, its Affiliates and/or their respective Personnel;

14.3.2.	is already lawfully possessed by the Holding Party and/or its Affiliates without any obligations of confidentiality or restrictions on use prior to the Holding Party first receiving it from the Owning Party provided that this exception shall not apply in the case of the Know How and/or

14.3.3.	is obtained subsequently by the Holding Party and/or its Affiliates from a third party without any obligations of confidentiality and such third party is in lawful possession of such information or materials and not in violation of any contractual or legal obligation to maintain the confidentiality of such information or materials.

14.4.	The Holding Party shall treat all Confidential Material owned by the other party as secret and confidential and shall not use, copy or disclose to any third party any Confidential Material owned by the other party except that:-

14.4.1.	Scynexis may use and disclose Confidential Material owned by C-CHEM and/or its Affiliates as reasonably necessary to exploit the Patents and the Know How;

14.4.2.	C-CHEM may use and disclose Confidential Material owned by Scynexis as reasonably necessary to enforce its rights under this Agreement provided that C-CHEM shall not disclose information concerning development and/or sales of the Products without the prior written consent of Scynexis.

14.4.3.	the Holding Party may disclose Confidential Material owned by the other party to those of its officers and employees and Affiliates to whom such disclosure is reasonably necessary (and only disclose that part of the Confidential Material owned by the other party whose disclosure is reasonably necessary) provided that the Holding Party shall remain responsible for procuring that its officers and employees do not further disclose and/or use the Confidential Material owned by the other party for any other purpose; and/or

14.4.4.	after giving written notice to the Owning Party, the Holding Party may disclose any part of the Confidential Material owned by the other party solely to the extent that it is legally required to do so pursuant to an order of a court of competent jurisdiction or governmental authority provided that the Holding Party shall use its best endeavours to limit such disclosure and to provide the Owning Party with an opportunity to make representations to the relevant court or governmental authority.

14.5.	All documents, materials and other items (including items in electronic form), and any intellectual property rights therein, provided by the Owning Party to the Holding Party

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

containing Confidential Material shall remain the absolute property of the Owning Party.

14.6.	The Holding Party shall at all times maintain documents, materials and other items (including items in electronic form) containing Confidential Material owned by the other party and any copies thereof, in a secure fashion by taking reasonable measures to protect them from theft and unauthorised copying, disclosure and without prejudice to the foregoing shall exercise at least the same degree of care to prevent unauthorized disclosure and/or use of the Confidential Material owned by the other party as the Holding Party exercises in respect of its own confidential material of like importance.

14.7.	The Holding Party shall notify the Owning Party immediately if the Holding Party becomes aware of any unauthorised use or disclosure of, or any unauthorised access to or of any theft or loss of any copies of any Confidential Material owned by the other party.

14.8.	The provisions of this Clause 14 shall continue for [*] and shall, for the avoidance of doubt, survive termination or expiry of this Agreement.

15.	Expiry and Termination

15.1.	Unless terminated earlier in accordance with the provisions of Clause 15.2 or 15.3 or 15.4, this Agreement shall expire when no Valid Claims remain.

15.2.	C-CHEM may terminate this Agreement forthwith by giving Scynexis immediate written notice of termination if an entry of a decree or order by a court of competent jurisdiction is made:-

15.2.1.	appointing a custodian, receiver, liquidator, assignee or trustee of Scynexis; or

15.2.2.	ordering the winding up or liquidation of the affairs of Scynexis.

15.3.	The Agreement can be terminated by Scynexis alone in its sole discretion, at any time, by thirty (30) days written notice to C-CHEM.

15.4.	In the event of any breach of any term or condition of this Agreement by either party, the non-breaching party shall give 60 (sixty) days written notice to the breaching party to correct such breach and the damages arisen therefrom, along with a written explanation regarding the breach and such damages and how they should be corrected. In the event the breach and the damages arisen are not corrected within the sixty-day period, the non-breaching party shall have the right to immediately terminate this Agreement by written notice of termination.

16.	Consequences Of Expiry Or Termination

16.1.

On expiry of this Agreement, Scynexis shall have a fully paid-up, royalty free, world-wide, exclusive licence, and the right to grant sub-licences, under the Know-How and Ancillary Rights to research, develop, manufacture, import, market, use, sell, and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

supply products and to perform any other act that would infringe the Know Flow and/or Ancillary Rights were it not for this licence.

16.2.	On expiry or termination of this Agreement for any reason:-

16.2.1.	Scynexis shall within [*] of the date of termination or expiry pay to C-CHEM all sums due to it under this Agreement in respect of the period up to and including the date of termination including any royalties payable on Products sold prior to or on the date of termination;

16.2.2.	any rights or remedies of each of the parties arising from any breach of this Agreement shall continue to be enforceable;

16.2.3.	the following provisions shall continue in full force and effect: Clause 1 (Definitions), Clause 4 (Non-Exclusive License Grant), Clause 6 (Payment) in respect of Royalties payable pursuant to Clause 16.2.1, Clause 14 (Confidential Material), Clause 16 (Consequences of Expiry or Termination) and Clause 17 (General).

16.3.	On termination of this Agreement by C-CHEM pursuant to Clause 15.2 or 15.4, or by Scynexis pursuant to Clause 15.3, Scynexis shall promptly reassign the Patents, the Know How and the Ancillary Rights, and immediately return the Documentation to C¬CHEM and:

16.3.1.	Scynexis shall, and shall procure that its Affiliates shall, forthwith cease all activities which would require a licence under the Patents save that Scynexis and its Affiliates shall be entitled to sell and dispose of any stock of Products or Compounds in existence on or prior to the date of termination of the Agreement; and

16.3.2.	in the event that Scynexis has sublicensed the Patents to one or more Licensee(s), C-CHEM shall grant to each Licensee a licence on terms equivalent to the licence agreement between such Licensee and Scynexis, provided however that the terms of the license between such Licensee and C-CHEM are not less favourable to C-CHEM than the licence terms contained in the present Agreement.

17.	General

Interpretation

17.1.	In this Agreement:-

17.1.1.	“including” means including without limitation; “include” and “includes” shall be construed accordingly.

17.1.2.	the headings are for convenience only and shall not affect the interpretation of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Notices

17.2.	Any notice or other communication given under this Agreement shall be in writing in English and shall be:-

17.2.1.	delivered by hand or by courier ; or

17.2.2.	sent by pre-paid airmail; or

17.2.3.	sent by fax (confirmed by pre-paid airmail placed in the post on or on the day after the date of transmission);

to the address or the fax number set out below or to such other address or fax number as may from time to time be notified to the other party in writing.

SCYNEXIS, Inc.	C-CHEM AG
Attn: General Counsel	Attn: Dr. Daniel Zimmermann
3501-C TriCenter Boulevard	Bundesplatz 12
Durham NC 27713	CH-6300 Zug
United States of America	Switzerland
Fax: 1 919 544 8697	Fax: 41 61 426 95 21

17.3.	Any notice given under Clause 17.2 shall be deemed to have been received:-

17.3.1.	on the date of delivery if delivered by hand or by courier prior to 5:00 pm on a business day, otherwise on the next business day following the date of delivery;

17.3.2.	on the fourth business day from and including the day of posting in the case of pre-paid airmail; or

17.3.3.	on the next business day following the day of transmission in the case of facsimile (confirmed by pre-paid first class post/airmail as provided above).

17.4.	In Clause 17.3 business day shall mean a day that is not Saturday, Sunday and/or a public holiday in the country to which the notice is sent.

Severability

17.5.	If any provision of this Agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable then the remaining provisions of this Agreement shall continue in full force and effect. The judicial or other competent authority making such determination shall have the power to limit, construe or reduce the duration, scope, activity and/or area of such provision, and/or delete specific words or phrases as necessary to render, such provision enforceable.

Waiver

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

17.6.	Failure or delay by either party to exercise any right or remedy under this Agreement shall not be deemed to be a waiver of that right or remedy, or prevent it from exercising that or any other right or remedy on that occasion or on any other occasion.

Entire Agreement

17.7.	This Agreement and the Assignment constitute the entire agreement and understanding of the parties relating to the subject matter of this Agreement and supersede all prior oral or written agreements, representations, understandings or arrangements between the parties relating to the subject matter of this Agreement, including the Option Agreement.

17.8.	No provision of this Agreement shall operate to:-

17.8.1.	exclude any provision implied into this Agreement by law and which may not be excluded by law; or

17.8.2.	limit or exclude any liability, right or remedy to a greater extent than is permissible under law including in relation to (1) death or personal injury caused by the negligence of a party to this Agreement or (2) fraudulent misrepresentation or deceit.

17.9.	No change shall be made to this Agreement except in writing in the English language signed by the duly authorised representatives or directors of both parties.

Relationship of the Parties

17.10.	Nothing in this Agreement shall create, evidence or imply any agency, partnership or joint venture between the parties.

17.11.	Neither party shall act or describe itself as the agent of the other party nor shall either party have or represent that it has any authority to make commitments on behalf of the other.

Assignment

17.12.	Neither party shall assign, delegate or transfer this Agreement, or assign, delegate, transfer, sub-contract or charge, any of its rights or obligations under hereunder, other than to an Affiliate or successor, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Scynexis may assign, delegate, transfer, sub-contract or charge this Agreement, or any of its rights or obligations relating thereto, in connection with the sale of all or substantially all of the assets to which this Agreement relates.

Publicity

17.13.	C-CHEM shall not and shall procure that its respective Personnel and Affiliates shall not, make any announcement, or comment upon, or originate any publicity, or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

otherwise provide any information to any third party (other than its legal advisors and auditors) concerning this Agreement including the existence of this Agreement, the terms of this Agreement, the performance of this Agreement and/or any dispute or disagreement relating to this Agreement, without the prior written consent of the Scynexis.

Force Majeure

17.14.	If the performance by a party of its obligations under this Agreement is prevented, restricted, delayed or interfered with by any circumstances beyond the reasonable control of that party, its licensees, contractors and subcontractors, then that party shall, upon giving prompt notice to the other party specifying the circumstances and obligations concerned, be excused from such performance to the extent of such prevention, restriction, delay or interference.

Law and Jurisdiction

17.15.	This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina (excluding its choice of law rules) and the parties irrevocably accept the exclusive jurisdiction of the federal and state courts of the state of North Carolina in respect thereof.

AGREED by the parties through their duly authorised representatives on the date written at the top of the first page of this Agreement:-

For and on behalf of C-CHEM AG		For and on behalf of SCYNEXIS, Inc.

Signed:	/s/ Daniel Zimmermann	Signed:	/s/ Brian Schwab

Full Name:	Daniel Zimmermann	Full Name:	Brian Schwab

Title:	Sole Board Member	Title:	Chief Licensing Officer and General Counsel

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1

The Patents

[*]

[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1

The Patents

[*]

[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 2

The Know How

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 3

Assignment of the Patents

Dated 10 June 2005

(1) C-CHEM AG

- and -

(2) SCYNEXIS, Inc.

Patent Assignment

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

THIS ASSIGNMENT is made the 10th day of June 2005

BETWEEN:-

(1)	SCYNEXIS, Inc. a corporation incorporated under the laws of Delaware having its principal place of business at 3501C Tricenter Boulevard, Durham, North Carolina, 27713, United States of America (“Scynexis”); and

(2)	C-CHEM AG a company incorporated under the laws of Switzerland having its principal place of business at Bundesplatz 12, CH-6300 Zug, Switzerland (“C-CHEM”).

BACKGROUND:-

(A)	C-CHEM is the owner of the Patents set out in the Appendix (the “Patents”).

(B)	C-CHEM is willing to assign the Patents to Scynexis, and Scynexis wishes to receive the-assignment of the Patents, in accordance with the provisions of this Assignment.

THE PARTIES AGREE AS FOLLOWS:-

Assignment

1.	C-CHEM hereby assigns to Scynexis irrevocably and absolutely with full title guarantee all right, title and interest in the Patents, including but not limited to:-

1.1	the right in relation to infringements of the Patents and any patents resulting from the Patents, to recover and take all such proceedings as may be necessary for the recovery of damages or otherwise, including, without limitation, the right to recover damages for past infringements;

1.2	the right to apply for and the right to be granted patent, or other protection anywhere in the world in respect of the inventions disclosed in the Patents;

1.3	all rights to claim priority anywhere in the world on the basis of the Patents; and

the right to apply for extensions, renewals and Supplementary Protection Certificates in respect of the Patents and any patents resulting from the Patents.

Further Assurances

2.	C-CHEM shall free of charge, as and when requested by Scynexis, do all acts and execute all documents as may be reasonably necessary or desirable to give full effect to the provisions of this Assignment.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Law

3.	This Assignment shall be governed by the law of the State of North Carolina.

AGREED by the parties through their duly authorised representatives on the date written at the top of the first page of this Agreement:-

For and on behalf of C-CHEM AG		For and on behalf of SCYNEXIS, Inc.

Signed:	/s/ Daniel Zimmermann	Signed:	/s/ Brian Schwab

Full Name:	Daniel Zimmermann	Full Name:	Brian Schwab

Title:	Sole Board Member	Title:	Chief Licensing Officer and General Counsel

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix

The Patents

[*]

[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[*]

[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 4

C-CHEM AG Board of Directors Resolution

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

	Beschluss des Verwaltungsrats der C-Chem AG Bundesplatz 12, 6300 Zug		Resolution of Board of Directors of C-Chem AG Bundesplatz 12, 6300 Zug
I.	Traktanden:	I.	Agenda

	Verkauf und Uebertragung aller Patente der C-Chem AG (der „Verkauf”) gemaess dem Entwurf des “Agreement for the Assignment of Patents and Know How concerning Cyclosporin Derivatives” zwischen C-Chem AG and Scynexis, Inc. P.O. Box 12878, Research Triangle Park, NC 27709-2878, USA, (der ,,Kaufvertrag”)		Sale and assignment of all patents of C-Chem AG (the “Sale”) pursuant to the draft of the Agreement for the Assignment of Patents and Know How concerning Cyclosporin Derivatives between C-Chem AG and Scynexis, Inc. P.O. Box 12878, Research Triangle Park, NC 27709-2878, USA, (the “Sales Agreement”)

	Dem Verwaltungsrat liegt der Entwurf des Kaufvertrages vor.		The Board of Directors has been presented with the draft of the Sales Agreement

	Die ausserordentliche Generalversammlung der C-Chem AG vom 26. Mai 2005 hat den Kaufvertrag genehmigt und den Verwaltungsrat mit der Durchführung des Verkaufs beauftragt.		The extraordinary general assembly of the shareholders of C-Chem AG of 26th May 2005 has approved the Sales Agreement, and has authorized the Board of Directors to execute the Sales transaction.

	Beantragt ist ein Beschluss des Verwaltungsrates der C-Chem AG, wonach der Verkauf und der Kaufvertrag zu genehmigen ist und Dr. Daniel Zimmermann mit der Durchführung des Verkaufs und der Unterzeichnung des Kaufvertrags betraut wird.		Motion for a resolution by the Board of Directors of C-Chem AG that approves the sale and Sales Agreement, and that authorizes Dr. Daniel Zimmermann to consummate the Sale and sign the Sales Agreement.
II.	Beschluss	II.	Resolution

	Der Verwaltungsrat genehmigt den Verkauf und den Kaufvertrag und ermaechtigt Dr. Daniel Zimmermann mit der Durchführung des Verkaufs und der Unterzeichnung des Kaufvertrags der massgeblich dem beiliegenden Entwurf entspricht.		The Board of Directors approves the Sale and the Sales Agreement, and that authorizes Dr. Daniel Zimmermann to consummate the Sale and sign the Sales Agreement that corresponds to the attached draft in all material respects.

26.	Mai 2005

/s/ D. Zimmermann
Dr. Daniel Zimmermann
Einziges Mitglied des Verwaltungsrates
(Sole Member of the Board of Directors)

Beilage (Attachment): Entwurf Kaufvertrag Scynexis, Inc. (Draft of Sales Agreement Scynexis, Inc.)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

29-A

Schedule 5

C-CHEM AG Shareholder Resolution

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

NOTARIELLES PROTOKOLL der ausserordentlichen Generalversammlung der C-Chem AG Bundesplatz 12, 6300 Zug vom 26. Mai 2005 in Basel, Picassoplatz 8	MINUTES of extraordinary general assembly of shareholders of C-Chem AG Bundesplatz 12, 63 00 Zug of 26 May 2005 in Basel, Picassoplatz 8

Heute habe ich, Andreas Miescher, öffentlicher Notar des Kantons Basel-Stadt, an der ausseror-dentlichen Generalversammlung der C-Chem AG, in Zug, abgehalten in meinem Büro, teilgenommen, und das nachfolgende Protokoll in öffentlicher Urkunde aufgenommen:

Today I, Andreas Miescher, Notary Public of the Canton of Basel-Stadt, have been present at the extraordinary general assembly of Chem, in Zug, which took place in my office and kept the following minutes in a notarial act:

Anwesend: Dr. Daniel Zimmermann (VR-Mitglied)	Present: Dr. Daniel Zimmermann (Member of Board of Directors)

Dr. Daniel Zimmermann eröffnet die Versammlung und übernimmt den Vorsitz. Der instrumentierende Notar wird mit der Führung des Protokolls betraut. Dr. Zimmermann stellt fest und der instrumentierende Notar bestaetigt, dass sämtliche Aktien der Gesellschaft wie folgt anwesend sind:

Dr. Daniel Zimmermann opens the general assembly and acts as chairperson. The undersigned Notary is charged with keeping the minutes. Dr. Zimmermann determines and the undersigned Notary confirms that all shares of the company are present as follows:

Aktionär (Shareholder)	Art (Class of shares)	Anzahl Aktien (Number of Shares)	in %
Dr. Daniel Zimmermann als Aktionär / as shareholder	Inhaberaktien (Common bearer shares)	50	50%
Dr. Daniel Zimmermann als Aktionär / as shareholder	Inhaber-Vorzugsaktien (Preferred bearer shares)	50	50%

	Total	100	100%

Der Vorsitzende stellt entsprechend fest, dass sämtliche Aktionäre der C-Chem AG anwesend oder vertreten sind und die Versammlung damit als Universalversammlung gemäss Artikel 701 OR beschlussfähig ist.	The chairperson accordingly determines that all shareholders of C-Chem AG are present or represented, and that the assembly is able to make valid resolutions as a “Universal Assembly” pursuant to Article 701 of the Code of Obligations.
Da gegen die den Anwesenden bekannte Traktandenliste sowie gegen die obigen Feststellungen keine Einwendungen erhoben werden, werden die folgenden Traktanden behandelt:	Since no objections are raised against the agenda known to all present and against the above determinations, the following agenda items will be discussed:

Verkauf und Uebertragung aller Patente der C-Chem AG (der „Verkauf”) gemaess dem Entwurf des “Agreement for the Assignment of Patents and Know How concerning	Sale and assignment of all patents of C-Chem AG (the “Sale”) pursuant to the draft of the Agreement for the Assignment of Patents and Know How concerning

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

30A

Cyclosporin Derivatives” zwisehen C-Chem AG and Scynexis, Inc. P.O. Box 12878, Research Triangle Park, NC 27709-2878, USA, (der „Kaufvertrag”)	Cyclosporin Derivatives between C-Chem AG and Scynexis, Inc. P.O. Box 12878, Research Triangle Park, NC 27709-2878, USA, (the “Sales Agreement”)

Die Versammlung nimmt Kenntnis vom Entwurf des Kaufvertrages, der vorgelegt wird und vom Antrag des Verwaltungsrates, den Verkauf und den Kaufvertrag zu genehmigen und den Verwaltungsrat mit der Durchführung des Geschäftes zu betrauen.

The assembly takes note of the draft of the Sales Agreement which is being presented and of the motion of the Board of Directors to approve the Sale and the Sales Agreement, and to authorize the Board of Directors with the execution of the Sale transaction.

Die Versammlung genehmigt einstimmig den Verkauf und den Abschluss des Kaufvertrages,der massgeblich dem beiliegendenEntwurf entspricht, und betraut den Verwaltungsrat mit der Durchführung des Geschäfts.

The Assembly approves unanimously the Sale and the Sales Agreement that corresponds to the attached draft in all material respects, and authorizes the Board of Directors to consummate the Sale transaction.

Diverses	Various

Keine weiteren Geschäfte.	No other business.

Nach Bchandlung sämtlicher Traktanden schliesst der Vorsitzende die Versammlung. Er bestätigt, __ss während der ganzen Dauer sämtliche Aktien v__treten waren und dass kein Widerspruch gegen di__ Durchführung dieser Versammlung erhoben wu__e.

After discussion of and resolution on all agenda items, the chairperson closes the assembly. He confirms that during the entire duration of the assembly, all shares have been represented, and that no objection was raised against the holding of the assembly.

Urku__dlich dessen wurde dieses notarielle Protokoll nach Lesung und Genehmigung vom Vorsit__den. und von mir, dem Notar, unter Beisetzung meines amtlichen. Siegels hiemach unterzeich__t. In Witness whereof these Notarial Minutes have been, after lecture and approval, signed by the Chairperson and by me, the notary public, who affixed the official seal.

Basel, den 26 (sechsundzwanzigsten) Mai 2005 (zweitausendundfünf)/Basel, this 26th (twenty-sixth) day of May 2005 (two thousand and five)

Der Vorsitzende (Chairperson)

/s/ D. Zimmermann
Dr. Daniel Zimmermann
Einziges Mitglied des Verwaltungs
(Sole Member of the Board of Directors)

Für das Protokoll (for the Minutes):

/s/ Andreas Miescher
Andreas Miescher, Notar

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

30B

Schedule 6

C-CHEM AG Extract from Companies Register

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Handelsregisteramt des Kantons Zug - Hauptregister

Registernummer	Rechtsnatur	Eintragung	Löschung	Übertrag von	Übertrag auf	Seite
CH-280.3.900.352-2	Aktiengesellschaft	16.07.2004				1

Alle Eintragungen

Ei	Lö	Firma
1		C-CHEM AG

Ei	Sitz
1	Binningen
1	Zug

Ei	Lö	Domizil - Adresse	Domizilhalter	PLZ	Ort
1		Bundesplatz 12		6300	Zug

Ei	Währ	Aktienkapital	Liberierung	Anzahl	Art	Nennwert
1	CHF	100'000.00	100'000.00	50	Inhaber-Vorzugsaktien	1'000.00
				50	Inhaberaktien	1'000.00

Ei	Lö	Währ	PS-Kapital	Liberierung	Anzahl	Art	Nennwert

Ei	Lö	Art	Qualifizierte Tatbestände (Sacheinlage, -übernahme, Vorteile, Genussscheine usw.)
1		Vorrechte	Die Inhaber-Vorzugsaktien gewähren Vorrechte gegenüber den Stammaktien bezüglich Gewinnanteil und Liquidationserlös gemäss näherer Umschreibung in den Statuten

Ei	Lö	Zweck
1		Erwerb, Verwaltung und Veräusserung von Unternehmen und Unternehmensbeteiligungen; kann Investmenttransaktionen durchführen und Managementdienstleistungen erbringen sowie Lizenzen, Patente und andere Schutzrechte kaufen und verkaufen

Ei	Lö	Art	Bemerkungen

Ei	Statutendatum	Ei	Statutendatum	Ei	Statutendatum	Ei	Statutendatum
1	15.01.1998	1	08.07.2004				

Ei	Lö	Publikationsorgane	Ei	Lö	Publikationsorgane
1		SHAB			

Ei	Lö	Zweigniederlassungen	Ei	Lö	Zweigniederlassungen	Ei	Lö	Zweigniederlassungen

Ei	TB-Nr	TB-Datum	SHAB	Datum	Seite / Id.	Ei	TB-Nr	TB-Datum	SHAB	Datum	Seite / Id.
1	7354	16.07.2004	140	22.07.2004	18 / 2372950						

Ei	Er	E.d	Lö	Personenangaben	Eigenschaften	Zeichnungsart
1				Zimmermann, Dr. Daniel, H: Luzern, Basel, in Basel	M	EU
1				Heinz Dörfler, dipl. Bücherexperte, in Basel	Rev.stelle

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

31A

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

31B